Exhibit 5.01

November 14, 2022

ZeroFox Holdings, Inc.

1834 South Charles Street

Baltimore, Maryland 21230

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ZeroFox Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) the issuance by the Company of (i) up to 11,750,135 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company reserved for issuance pursuant to awards that may be granted under the ZeroFox Holdings, Inc. 2022 Incentive Equity Plan (the “2022 Plan”) (the “2022 Plan Shares”), (ii) up to 6,369,641 shares of Common Stock issuable upon the exercise of stock options originally granted under the ZeroFox, Inc. 2013 Equity Incentive Plan (as amended, the “2013 Plan”) (the “2013 Plan Shares”), (iii) up to 183,544 shares of Common Stock issuable upon the exercise of stock options originally granted under the ID Experts Holdings, Inc. 2016 Stock Option and Grant Plan (as amended, the “2016 Plan”) (the “2016 Plan Shares”), and (iv) up to 1,582,857 shares of Common Stock issuable upon the exercise of stock options originally granted under the ID Experts Holdings, Inc. 2017 Equity Incentive Plan (as amended, the “2017 Plan”, and together with the 2022 Plan, the 2013 Plan and the 2016 Plan, the “Plans”) (the “2017 Plan Shares”), and (b) the reoffer and resale by the selling stockholders named in the reoffer prospectus filed with the Registration Statement of up to 4,536,146 2013 Plan Shares. In this opinion letter we refer to 2022 Plan Shares, the 2013 Plan Shares, the 2016 Plan Shares and the 2017 Plan Shares collectively as the “Shares”.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.
The Registration Statement;

ZeroFox Holdings, Inc.

November 14, 2022

2.
The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware (the “Charter”);
3.
The Amended and Restated Bylaws of the Company (the “Bylaws”);

4.
The 2013 Plan;
5.
The 2016 Plan;
6.
The 2017 Plan;
7.
The 2022 Plan;
8.
Resolutions adopted by the Board of Directors of the Company relating to, among other matters, (i) the reservation and issuance of the Shares and (ii) the filing of the Registration Statement (the “Resolutions”); and
9.
Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. None of the Shares will be issued or transferred in violation of any restriction or limitation contained in the Charter, the Bylaws or any of the Plans. Upon any issuance of

ZeroFox Holdings, Inc.

November 14, 2022

Shares, the total number of Common Stock issued and outstanding will not exceed the total number of Common Stock that the Company is then authorized to issue under the Charter or any of the Plans.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Delaware, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter. The opinions expressed herein are subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

In connection with our opinions expressed in the paragraphs below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act that the registration will apply to the offer and sale of such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.
the issuance of the 2022 Plan Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions, the 2022 Plan, the applicable award agreements, the 2022 Plan Shares will be validly issued, fully paid and nonassessable.

2.
the issuance of the 2013 Plan Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions, the 2013 Plan, the applicable award agreements, the 2013 Plan Shares will be validly issued, fully paid and nonassessable.

3.
the issuance of the 2016 Plan Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions, the 2016 Plan, the applicable award agreements, the 2016 Plan Shares will be validly issued, fully paid and nonassessable.

4.
the issuance of the 2017 Plan Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions, the 2017 Plan, the applicable award agreements, the 2017 Plan Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

ZeroFox Holdings, Inc.

November 14, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the reoffer prospectus filed with the Registration Statement. In giving this consent, we do not thereby admit that we are (i) "experts" within the meaning of Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or (ii) within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Venable LLP